QUALIFIED RETIREMENT PLAN AND TRUST
                  Defined Contribution Basic Plan Document 03
_______________________________________________________________________________

SECTION ONE      DEFINITIONS
     The following words and phrases when used in the Plan with initial capital letters shall, for the purpose of this Plan, have the meanings set forth below unless the context indicates that other meanings are intended:

    1.01  ADOPTION AGREEMENT
          Means the document executed by the Employer through which it adopts the Plan and Trust and thereby agrees to be bound by all terms and conditions of the Plan and Trust.

    1.02  BASIC PLAN DOCUMENT
          Means this prototype Plan and Trust document.

    1.03  BREAK IN ELIGIBILITY SERVICE
          Means a 12 consecutive month period which coincides with an Eligibility Computation Period during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

    1.04  BREAK IN VESTING SERVICE
          Means a Plan Year during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

    1.05  CODE
          Means the Internal Revenue Code of 1986 as amended from time-to-time.

    1.06  COMPENSATION
          For Plan Years beginning on or after January 1, 1989, the following definition of Compensation shall apply:

    Compensation will mean Compensation as that term is defined in Section 3.05(E)(2) of the Plan. For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income. Compensation shall include only that Compensation which is actually paid to the Participant during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the Plan Year unless the Employer has selected another period in the Adoption Agreement.

    Unless otherwise indicated in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

    For years beginning after December 31, 1988, the annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If a Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.



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    In  determining  the  Compensation  of a  Participant  for  purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year.

    If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

    If Compensation for any prior Plan Year is taken into account in determining an Employee's contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation limit is $200,000.

    Unless otherwise indicated in the Adoption Agreement, where an Employee enters the Plan (and thus becomes a Participant) on an Entry Date other than the Entry Date in a Plan Year, his Compensation will include any such earnings paid to him during the whole of such Plan Year.

    Where this Plan is being adopted as an amendment and restatement to bring a Prior Plan into compliance with the Tax Reform Act of 1986, such Prior Plan's definition of Compensation shall apply for Plan Years beginning before January 1, 1989.

    In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.


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    For Plan Years  beginning on or after January 1, 1994, any reference in this
    Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision.

    If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994 the OBRA '93 annual Compensation limit is $150,000.
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    1.07  CUSTODIAN
          Means an entity specified in the Adoption Agreement as Custodian or any duly appointed successor as provided in Section 5.09.

    1.08  DISABILITY
          Means the inability to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

    1.09  EARNED INCOME
          Means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code.

    1.09  EARNED INCOME
          Means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code.

          Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

    1.10  EFFECTIVE DATE
          Means the date the Plan becomes effective as indicated in the Adoption Agreement. However, where a separate date is stated in the Plan as of which a particular Plan provision becomes effective, such date will control with respect to that provision.

    1.11  ELIGIBILITY COMPUTATION PERIOD
          An Employee's initial Eligibility Computation Period shall be the 12 consecutive month period commencing with the date such Employee first performs an Hour of Service (employment commencement date). His subsequent Eligibility Computation Periods shall be the 12 consecutive month periods commencing on the anniversaries of his employment commencement date; provided, however, if pursuant to the Adoption Agreement, an Employee is required to complete one or less Years of Eligibility Service to become a Participant, then his subsequent
          Eligibility Computation Periods shall be the Plan Years commencing with the Plan Year beginning during his initial Eligibility Computation Period.

    1.12  EMPLOYEE
          Means any person employed by an Employer maintaining the Plan or of any other employer required to be aggregated with such Employer under Sections 414(b), (c), (m) or (o) or the Code.

          The term Employee shall also include any Leased Employee deemed to be an Employee of any Employer described in the previous paragraph as provided in Section 414(n) or (o) of the Code.

    1.13  EMPLOYER
          Means any corporation, partnership, sole-proprietorship or other entity named in the Adoption Agreement and any successor who by merger, consolidation, purchase or otherwise assumes the obligations of the Plan. A partnership is considered to be the Employer of each of the partners and a sole-proprietorship is considered to be the Employer of a sole proprietor.

    1.14  EMPLOYER CONTRIBUTION
          Means the amount contributed by the Employer each year as determined under this Plan.

    1.15  ENTRY DATES
          Means the first day of the Plan Year and the first day of the seventh month of the Plan Year, unless the Employer has specified more frequent dates in the Adoption Agreement.

    1.16  ERISA
          Means the Employee Retirement Income Security Act of 1974 as amended from time-to-time.

    1.17  FORFEITURE
          Means that portion of a Participant's Individual Account as derived from Employer Contributions which he or she is not entitled to receive (i.e., the nonvested portion).

    1.18  FUND
          Means the Plan assets held by the Trustee for the Participants' exclusive benefit.

    1.19  HIGHLY COMPENSATED EMPLOYEE
          The term Highly Compensated Employee includes highly compensated active employees and highly compensated former employees.

          A highly compensated active employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (a) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (b) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (c) was an officer of the Employer and received Compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (a) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who
          received  the  most   Compensation   from  the  Employer   during  the
          determination year; and (b) Employees who are 5% owners at any time during the look-back year or determination year.

          If no officer has satisfied the Compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

          For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12 month period immediately preceding the determination year.

          A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

          If an Employee is, during a determination year or look-back year, a family member of either a 5% owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most

          Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the 5% owner or top 10 Highly Compensated Employee shall be aggregated. In such case, the family member and 5% owner or top 10 Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and 5% owner or top 10 Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

          The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations there-under.

    1.20  HOURS OF SERVICE - Means
          A. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

          B. Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference;

             and

          C. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (A) or paragraph (B), as the case may be, and under this paragraph (C). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

          D. Solely for purposes of determining whether a Break in Eligibility Service or a Break in Vesting Service has occurred in a computation period (the computation period for purposes of determining whether a Break in Vesting Service has occurred is the Plan Year), an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual,
             (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or
             (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the Eligibility Computation Period or Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Eligibility Service or a Break in Vesting Service in the applicable period, or (2) in all other cases, in the following Eligibility Computation Period or Plan Year.

          E. Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the regulations thereunder.

             Hours  of  Service  will  also  be  credited  for  any   individual
             considered an Employee for purposes of this Plan under Code

             Sections 414(n) or 414(o) and the regulations thereunder.

          F. Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer.

          G. The above method for determining Hours of Service may be altered as specified in the Adoption Agreement.

    1.21  INDIVIDUAL ACCOUNT
          Means the account established and maintained under this Plan for each Participant in accordance with Section 4.01.

    1.22  INVESTMENT FUND
          Means a subdivision of the Fund established pursuant to Section 5.05.

    1.23  KEY EMPLOYEE
          Means any person who is determined to be a Key Employee under Section 10.08.

    1.24  LEASED EMPLOYEE
          Means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with
          Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

          A Leased Employee shall not be considered an Employee of the recipient if: (1) such employee is covered by a money purchase pension plan providing: (a) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code,
          (b) immediate  participation,  and (c) full and immediate vesting; and
          (2) Leased Employees do not constitute more than 20% of the recipient's nonhighly compensated work force.

    1.25  NORMAL RETIREMENT AGE

          Means the age specified in the Adoption Agreement. However, if the Employer enforces a mandatory retirement age which is less than the Normal Retirement Age, such mandatory age is deemed to be the Normal Retirement Age. If no age is specified in the Adoption Agreement, the Normal Retirement Age shall be age 59 1/2.

    1.26  OWNER - EMPLOYEE
          Means an individual who is a sole proprietor, or who is a partner owning more than 10% of either the capital or profits interest of the partnership.

    1.27  PARTICIPANT
          Means any Employee or former Employee of the Employer who has met the Plan's eligibility requirements, has entered the Plan and who is or may become eligible to receive a benefit of any type from this Plan or whose Beneficiary may be eligible to receive any such benefit.

    1.28  PLAN
          Means the prototype defined contribution plan adopted by the Employer. The Plan consists of this Basic Plan Document plus the corresponding Adoption Agreement as completed and signed by the Employer.

    1.29  PLAN ADMINISTRATOR
          Means the person or persons determined to be the Plan Administrator in accordance with Section 8.01.

    1.30  PLAN YEAR
          Means the 12 consecutive month period which coincides with the Employer's tax year or such other 12 consecutive month period as is designated in the Adoption Agreement.

    1.31  PRIOR PLAN
          Means a plan which was amended or replaced by adoption of this Plan document as indicated in the Adoption Agreement.

    1.32  PROTOTYPE SPONSOR
          Means the entity specified in the Adoption Agreement. Such entity must meet the definition of a sponsoring organization set forth in Section
          3.07 of Revenue Procedure 89-13.

    1.33  SELF-EMPLOYED INDIVIDUAL
          Means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

    1.34  SEPARATE FUND
          Means a subdivision of the Fund held in the name of a particular Participant representing certain assets held for that Participant. The assets which comprise a Participant's Separate Fund are those assets earmarked for him and those assets subject to the Participant's individual direction pursuant to Section 5.14.

    1.35  TAXABLE WAGE BASE
          Means, with respect to any taxable year, the maximum amount of earnings which may be considered wages for such year under Section 3121(a)(1) of the Code.

    1.36  TERMINATION OF EMPLOYMENT
          A Termination of Employment of an Employee of an Employer shall occur whenever his status as an Employee of such Employer ceases for any reason other than his death. An Employee who does not return to work for the Employer on or before the expiration of an authorized leave of absence from such Employer shall be deemed to have incurred a Termination of Employment when such leave ends.

    1.37  TOP-HEAVY PLAN
          This Plan is a Top-Heavy Plan for any Plan Year if it is determined to be such pursuant to Section 10.08.

    1.38  TRUSTEE
          Means an individual, individuals or corporation specified in the Adoption Agreement as Trustee or any duly appointed successor as provided in Section 5.09. Trustee shall mean Custodian in the event the financial organization named as Trustee does not have full trust powers.

    1.39  VALUATION DATE
          Means the last day of the Plan Year and each other date designated by the Plan Administrator which is selected in a uniform and non-discriminatory manner when the assets of the Fund are valued at their then fair market value.

    1.40  VESTED
          Means nonforfeitable, that is, a claim which is unconditional and legally enforceable against the Plan obtained by a Participant or his Beneficiary to that part of an immediate or deferred benefit under the Plan which arises from a Participant's Years of Vesting Service.

    1.41  YEAR OF ELIGIBILITY SERVICE
          Means a 12 consecutive month period which coincides with an Eligibility Computation period during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

    1.42  YEAR OF VESTING SERVICE
          Means a Plan Year during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

          In the case of a Participant who has 5 or more consecutive Breaks in Vesting Service, all Years of Vesting Service after such Breaks in Vesting Service will be disregarded for the purpose of determining the Vested portion of his Individual Account derived from Employer Contributions that accrued before such breaks. Such Participant's prebreak service will count in vesting the postbreak Individual Account derived from Employer Contributions only if either:

            (A) such Participant had any Vested right to any portion of his Individual Account derived from Employer Contributions at the time of his Termination of Employment; or

            (B) upon returning to service, the number of consecutive Breaks in Vesting Service is less than his number of Years of Vesting Service before such breaks.

          Separate subaccounts will be maintained for the Participant's prebreak and postbreak portions of his Individual Account derived from Employer Contributions. Both subaccounts will share in the gains and losses of the Fund.

          Years of Vesting Service shall not include any period of time excluded from Years of Vesting Service in the Adoption Agreement.

          In the event the Plan Year is changed to a new 12-month period, Employees shall receive credit for Years of Vesting Service, in accordance with the preceding provisions of this definition, for each of the Plan Years (the old and new Plan Years) which overlap as a result of such change.


SECTION TWO ELIGIBILITY AND PARTICIPATION

    2.01  ELIGIBILITY TO PARTICIPATE
          Each Employee of the Employer, except those Employees who belong to a class of Employees which is excluded from participation as indicated in the Adoption Agreement, shall be eligible to participate in this Plan upon the satisfaction of the age and Years of Eligibility Service requirements specified in the Adoption Agreementment.

    2.02  PLAN ENTRY

          A. If this Plan is a replacement of a Prior Plan by amendment or restatement, each Employee of the Employer who was a Participant in said Prior Plan before the Effective Date shall continue to be a Participant in this Plan.

          B. An Employee will become a Participant in the Plan as of the Effective Date if he has met the eligibility requirements of
             Section  2.01 as of such  date.  After  the  Effective  Date,  each
             Employee shall become a Participant on the first Entry Date following the date the Employee satisfies the eligibility requirements of Section 2.01.

          C. The Plan Administrator shall notify each Employee who becomes eligible to be a Participant under this Plan and shall furnish him with the application form, enrollment forms or other documents which are required of Participants. The eligible Employee shall execute such forms or documents and make available such information as may be required in the administration of the Plan.

    2.03  TRANSFER TO OR FROM INELIGIBLE CLASS
          If an Employee who had been a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, but has not incurred a Break in Eligibility Service, such Employee shall participate immediately upon his return to an eligible class of Employees. If such Employee incurs a Break in Eligibility Service, his eligibility to participate shall be determined by Section 2.04.

          An Employee who is not a member of the eligible class of Employees will become a Participant immediately upon becoming a member of the eligible class provided such Employee has satisfied the age and Years of Eligibility Service requirements. If such Employee has not satisfied the age and Years of Eligibility Service requirements as of the date he becomes a member of the eligible class, he shall become a Participant on the first Entry Date following the date he satisfies said requirements.

    2.04  RETURN AS A PARTICIPANT AFTER BREAK IN ELIGIBILITY SERVICE

          A. Employee Not Participant Before Break - If an Employee incurs a Break in Eligibility Service before satisfying the Plan's eligibility requirements, such Employee's Years of Eligibility Service before such Break in Eligibility Service will not be taken into account.

          B. Nonvested Participants - In the case of a Participant who does not have a Vested interest in his Individual Account derived from Employer Contributions, Years of Eligibility Service before a period of consecutive Breaks in Eligibility Service will not be taken into account for eligibility purposes if the number of consecutive Breaks in Eligibility Service in such period equals or exceeds the greater of 5 or the aggregate number of Years of Eligibility Service before such break. Such aggregate number of Years of Eligibility Service will not include any Years of Eligibility Service disregarded under the preceding sentence by reason of prior breaks.

             If a Participant's Years of Eligibility Service are disregarded pursuant to the preceding paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Par-ticipant's Years of Eligibility Service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.

          C. Vested Participants - A Participant who has sustained a Break in Eligibility Service and who had a Vested interest in all or a portion of his Individual Account derived from Employer Contributions shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.

    2.05  DETERMINATIONS UNDER THIS SECTION
          The Plan Administrator shall determine the eligibility of each Employee to be a Participant. This determination shall be conclusive and binding upon all persons except as otherwise provided herein or by law.

    2.06  TERMS OF EMPLOYMENT
          Neither the fact of the establishment of the Plan nor the fact that a common law Employee has become a Participant shall give to that common law Employee any right to continued employment; nor shall either fact limit the right of the Employer to discharge or to deal otherwise with a common law Employee without regard to the effect such treatment may have upon the Employee's rights under the Plan.

SECTION THREE  CONTRIBUTIONS

    3.01  EMPLOYER CONTRIBUTIONS

          A. Obligation to Contribute - The Employer shall make contributions to the Plan in accordance with the contribution formula specified in the Adoption Agreement. If this Plan is a profit sharing plan, the Employer shall, in its sole discretion, make contributions without regard to current or accumulated earnings or profits.

          B. Allocation Formula and the Right to Share in the Employer Profit Sharing Contribution -

             1. General - The  Employer  Contribution  for any Plan Year will be allocated or contributed to the Individual Accounts of qualifying Participants in accordance with the allocation or contribution formula specified in the Adoption Agreement. The Employer Contribution for any Plan Year will be allocated to each Participant's Individual Account as of the last day of that Plan Year.

                Any Employer Contribution for a Plan Year must satisfy Section 401(a)(4) and the regulations thereunder for such Plan Year.

             2. Qualifying   Participants   -  A  Participant  is  a  qualifying
                Participant and is entitled to share in the Employer Contribution for any Plan Year if (1) he was a Participant on at least one day during the Plan Year, (2) if this Plan is a nonstandardized plan, he completes a Year of Vesting Service during the Plan Year and (3) where the Employer has selected the "last day requirement" in the Adoption Agreement, he is an Employee of the Employer on the last day of Plan Year (except that this last requirement (3) shall not apply if the Participant has died during the Plan Year or incurred a Termination of Employment during the Plan Year after having reached his Normal Retirement Age or having incurred a Disability). Notwithstanding anything in this paragraph to the contrary, a Participant will not be a qualifying Participant for a Plan Year if he incurs a Termination of Employment during such Plan Year with not more than 500 Hours of Service if he is not an Employee on the last day of the Plan Year. The determination of whether a Participant is entitled to share in the Employer Contribution shall be made as of the last day of each Plan Year.

             3. Special  Rules  for  Integrated  Plans  - If  the  Employer  has
                selected the integrated contribution or allocation formula in the Adoption Agreement, then the maximum disparity rate shall be determined in accordance with the following table.

                             MAXIMUM DISPARITY RATE

                                        Top-Heavy       Nontop-Heavy
Integration Level      Money Purchase   Profit Sharing  Profit Sharing
---------------------------------------------------------------------
----------

Taxable Wage Base (TWB)        5.7%       2.7%             5.7%

More than $0 but not more
than X*                        5.7%       2.7%             5.7%

More than X* of TWB but
not more than 80% of TWB       4.3%       1.3%             4.3%

More than 80% of TWB but
not more than TWB              5.4%       2.4%             5.4%

                               * X means the greater of $10, 000 or 20% of TWB.

        C. Allocation of Forfeitures - Forfeitures for a Plan Year which arise as a result of the application of Section 6.01(D) shall be allo-cated as follows:

            1. Profit  Sharing  Plan  -  If  this  is  a  profit  sharing  plan,
               Forfeitures  shall be allocated in the manner provided in Section
               3.01 (B) (for Employer Contributions) to the Individual Accounts of Participants who are entitled to share in the Employer Contribution for such Plan Year.

            2. Money Purchase  Pension and Target Benefit Plan - If this Plan is a money purchase plan or a target benefit plan, Forfeitures shall be applied towards the reduction of Employer Contributions to the Plan. However, if the Employer has indicated in the Adoption Agreement that Forfeitures shall be allocated to the Individual Accounts of Participants, then Forfeitures shall be allocated in the manner provided in Section 3.01(B) (for

               Employer   Contributions)   to   the   Individual   Accounts   of
               Participants   who  are   entitled  to  share  in  the   Employer
               Contributions for such Plan Year.

        D. Timing of Employer Profit Sharing Contribution - The Employer Contribution for each Plan Year shall be delivered to the Trustee (or Custodian, if applicable) not later than the due date for filing the Employer's income tax return for its fiscal year in which the Plan Year ends, including extensions thereof.

        E. Minimum Allocation for Top-Heavy Plans - The contribution and allocation provisions of this Section 3.01(E) shall apply for any Plan Year with respect to which this Plan is a Top-Heavy Plan.

            1. Except as otherwise  provided in (3) and (4) below,  the Employer
               Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Compensation or (in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code) the largest percentage of Employer Contributions and Forfeitures, as a percentage of the first $200,000 (increased by any cost of living adjustment made by the Secretary of Treasury or his delegate) of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (a) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (b) the Participant's failure to make mandatory Employee Contributions to the Plan, or (c) Compensation less than a stated amount.

            2. For purposes of computing  the minimum  allocation,  Compensation shall mean Compensation as defined in Section 1.06 of the Plan.

            3. The provision in (1) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

            4. The provision in (1) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the adop-tion agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

            5. The minimum  allocation  required under this Section  3.01(E) and
               Section 3.01(F)(1) (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code
               Section 411(a)(3)(B) or 411(a)(3)(D).

        F. Special Requirements for Paired Plans - The Employer maintains paired plans if the Employer has adopted both a standardized profit sharing plan and a standardized money purchase pension plan using this Basic Plan Document.

            1. Minimum Allocation - The mandatory minimum  allocation  provision of Section 3.01(E) shall not apply to any Participant if the Employer maintains paired plans. Rather, for each Plan Year, the Employer will provide a minimum contribution equal to 3% of Compensation for each non-Key Employee who is entitled to a minimum contribution. Such minimum contribution will only be made to one of the Plans. If an Employee is a Participant in only one of the Plans, the minimum contribution shall be made to that Plan. If the Employee is a Participant in both Plans, the minimum contribution shall be made to the money purchase plan.

            2. Only One  Plan  Can Be  Integrated  - If the  Employer  maintains paired plans, only one of the Plans may provide for the disparity in contributions which is permitted under Section 401(l) of the Code. In the event that both Adoption Agreements provide for such integration, only the money purchase pension plan shall be deemed to be integrated.

        G. Return of the Employer Contribution to the Employer Under Special Circumstances - Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

            In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contributions made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied., but only if the application for qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

            In the event that a contribution made by the Employer under this Plan is conditioned on deductibility and is not deductible under Code Section 404, the contribution, to the extent of the amount disallowed, must be returned to the Employer within one year after the deduction is disallowed.

        H.  Omission of Participant

            1. If the Plan is a money  purchase  plan or a target  benefit  plan and, if in any Plan Year, any Employee who should be included as a Participant is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Employer would have contributed with respect to that Employee had he not been omitted.

            2. If the Plan is a profit  sharing  plan,  and if in any Plan Year, any Employee who should be included as a Participant is erroneously omitted and discovery of such omission is not made until after the Employer Contribution has been made and allocated, then the Plan Administrator must re-do the allocation (if a correction can be made) and inform the Employee. Alternatively, the Employer may choose to contribute for the omitted Employee the amount which the Employer would have contributed for him.

   3.02  EMPLOYEE CONTRIBUTIONS
         This Plan will not accept nondeductible employee contributions and matching contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer. Employee contributions for Plan Years, beginning after December 31, 1986, together with any matching contributions as defined in Section 401(m) of the Code, will be limited so as to meet the nondiscrimination test of Section 401(m) of the Code.

         A separate account will be maintained by the Plan Administrator for the nondeductible employee contributions of each Participant.

         A Participant may, upon a written request submitted to the Plan Administrator withdraw the lesser of the portion of his Individual Account attributable to his nondeductible employee contributions or the amount he contributed as nondeductible employee contributions.

         Employee contributions and earnings thereon will be nonforfeitable at all times. No Forfeiture will occur solely as a result of an Employee's withdrawal of employee contributions.

         The Plan Administrator will not accept deductible employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the Fund in the same manner as described in Section 4.03 of the Plan. No part of the deductible employee contribution account will be used to purchase life insurance. Subject to Section 6.05, joint and survivor annuity requirements (if applicable), the Participant may withdraw any part of the deductible employee contribution account by making a written application to the Plan Administrator.

   3.03  ROLLOVER CONTRIBUTIONS
         If the Plan Administrator so permits in a uniform and nondiscriminatory manner, an Employee may contribute a rollover contribution to the Plan; provided that such Employee submits a written certification, satisfactory to the Trustee (or Custodian), that the contribution qualifies as a rollover contribution.

         A separate account shall be maintained by the Plan Administrator for each Employee's rollover contributions which will be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Section 4.03 and shall be subject to the Plan's provisions governing distributions.

         For purposes of this Section 3.03, "rollover contribution" means a contribution described in Sections 402(a)(5), 403(a)(4) or 408(d)(3) of the Code or in any other provision which may be added to the Code which may authorize rollovers to the Plan.


   3.04  TRANSFER CONTRIBUTIONS
         If the Plan Administrator so permits in a uniform and nondiscriminatory manner, the Trustee (or Custodian, if applicable) may receive any amounts transferred to it from the trustee or custodian of another plan qualified under Code Section 401(a).

         A separate account shall be maintained by the Plan Administrator for each Employee's transfer contributions which will be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Section 4.03 and shall be subject to the Plan's provisions governing distributions.

   3.05  LIMITATION ON ALLOCATIONS
         A. If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, which provides an annual addition as defined in Section 3.08(E)(1), the following rules shall apply:

             1. The  amount of annual  additions  which may be  credited  to the
                Par-ticipant's Individual Account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Partici-pant's Individual Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

             2. Prior to determining the Participant's  actual  compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the limitation year, uniformly determined for all participants similarly situated.

             3. As soon as is  administratively  feasible  after  the end of the
                limitation  year,  the  maximum   permissible   amount  for  the
                limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

             4. If  pursuant  to  Section  3.08(A)(3)  or  as a  result  of  the allocation of Forfeitures there is an excess amount, the excess will be disposed of as follows:

                a. Any nondeductible voluntary employee contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

                b. If after the application of paragraph (a) an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the

                    Participant's Individual Account will be used to reduce Employer Contributions (including any allocation of Forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary.

                c. If after the application of paragraph (b) an excess amount still exists, and the Participant is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contri-butions (including allocation of any Forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary;

                d. If a suspense account is in existence at any time during a limitation year pursuant to this Section, it will not par-ticipate in the allocation of the Fund's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Par-ticipants' Individual Accounts before any Employer Contribu-tions or any Employee contributions may be made to the Plan for that limitation year. Excess amounts may not be distri-buted to Participants or former Participants.

        B. If, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in
           Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, which provides an annual addition as defined in Section 3.05(E)(1), during any limitation year, the following rules apply:

           1. The annual additions which may be credited to a Participant's Individual Account under this Plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's Individual Account under the other plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the employer are less than the maximum permissible amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Individual Account under this Plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's Individual Account under this Plan for the limitation year.

           2. Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible  amount for a Participant  in the manner  described in
              Section 3.05(A)(2).

           3. As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

           4. If, pursuant to Section 3.05(B)(3) or as a result of the allocation of Forfeitures a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

           5. If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

              a.  the total excess amount allocated as of such date, times
              b. the ration of (i) the annual additions allocated to the Parti-cipant for the limitation year as of such date under this Plan to (ii) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified prototype defined contribution plans.

           6. Any excess amount attributed to this Plan will be disposed in the manner described in Section 3.05(A)(4).

        C. If the Participant is covered under another qualified defined contri-bution plan maintained by the Employer which is not a master or pro-totype plan, annual additions which may be credited to the Partici-pant's Individual Account under this Plan for any limitation year will be limited in accordance with Sections 3.05(B)(1) through 3.08(B)(6) as though the other plan were a master or prototype plan unless the Employer provides other limitations in the Section of the Adoption Agreement titled "Limitation on Allocation - More Than One Plan."

        D. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any limitation year. The annual additions which may be credited to the Participant's Individual Account under this Plan for any limitation year will be limited in accordance with the Section of the Adoption Agreement titled "Limitation on Allocation - More Than One Plan."

        E. The following terms shall have the following meanings when used in this Section 3.05:

           1. Annual additions: The sum of the following amounts credited to a Participant's Individual Account for the limitation year:

              a.  Employer Contributions,

              b.  Employee contributions,

              c.  Forfeitures, and

              d. amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as annual additions to a defined contri-bution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, main-tained by the Employer are treated as annual additions to a defined contribution plan.

                  For this purpose, any excess amount applied under Section 3.05(A)(4) or 3.05(B)(6) in the limitation year to reduce Employer Contributions will be considered annual additions for such limitation year.

           2. Compensation: As elected by the Employer in the Adoption Agreem-ent (and if no election is made, Section 3401(a) wages will be deemed to have been selected), Compensation shall mean all of a
              Participant's:

              a. Section 3121 wages. Wages as defined in Section 3121(a) of the Code, for purposes of calculating Social Security taxes, but determined without regard to the wage base limitation in
                  Section 3121(a)(1), the special rules in Section 3121(v), any rules that limit covered employment based on the type or loca-tion of an Employee's Employer, and any rules that limit the remuneration included in wages based on familial relationship or based on the nature or location of the employment or the services performed (such as the exceptions to the definition of employment in Section 3121(b)(1) through (2)).

              b. Section 3401(a) wages. Wages as defined in Section 3401(a) of the Code, for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

              c. 415 safe-harbor compensation. Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for per-sonal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for ser-vices on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimburse-ments, and expense allowances), and excluding the following:

                  1. Employer  contributions to a plan of deferred  compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                  2. Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the

                     Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  3. Amounts realized from the sale, exchange or other disposit-
                     ion of stock acquired under a qualified stock option; and

                  4. Other  amounts  which  received  special tax  benefits,  or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

                     For any Self-Employed Individual, Compensation will mean Earned Income. For limitation years beginning after Decem-ber 31, 1991, for purposes of applying the limitations of this Section 3.05, compensation for a limitation year is the compensation actually paid or includible in gross income during such limitation year.

                     Notwithstanding the preceding sentence, compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled participant may be taken into account only if the
                     Participant is not a Highly Compensated Employee (as defined in Section 414(q) of the Code) and contributions made on behalf of such Participant are nonforfeitable when made.

           3. Defined benefit fraction: A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the limitation year under Section 415(b) and (d) of the Code or 140% of the highest average compensation, including any adjustments under Section 415(b) of the Code.

              Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after

              December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all limitation years beginning before January 1, 1987.

           4. Defined contribution dollar limitation: $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in
              Section 415(b)(1) of the Code as in effect for the limitation year.

           5. Defined contribution fraction: A fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in
              Section 415(l)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any limitation year is the lesser of 125% of the dollar limitation determined under Section 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35% of the Participant's compensation for such year.

              If the Employee was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

              The annual addition for any limitation year beginning before Jan-uary 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

           6. Employer: For purposes of this Section 3.05, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in
              Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

           7. Excess amount: The excess of the Participant's annual additions for the limitation year over the maximum permissible amount.

           8. Highest average compensation: The average compensation for the three consecutive years of service with the Employer that produces the highest average.

           9. Limitation year: A calendar year, or the 12-consecutive month period elected by the Employer in the Section of the Adoption Agreement titled "Limitation on Allocation - More Than One Plan." All qualified plans maintained by the Employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

         10. Master or prototype plan: A plan the form of which is the subject of a favorable notification letter from the Internal Revenue Service.

         11. Maximum permissible amount: The maximum annual addition that may be contributed or allocated to a Participant's Individual Account under the Plan for any limitation year shall not exceed the lesser of:

              a.  the defined contribution dollar limitation, or
              b.  25% of the Participant's compensation for the limitation year.

              The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under Section 415(l)(1) or 419A(d)(2) of the Code.

              If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

              Number of months in the short limitation year / 12

         12. Projected annual benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

              a. the Participant will continue employment until normal retire-ment age under the Plan (or current age, if later), and

              b. the Participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the Plan will remain constant for all future limitation years.

SECTION FOUR   INDIVIDUAL ACCOUNTS OF PARTICIPANTS AND VALUATION

     4.01  INDIVIDUAL ACCOUNTS
           A. The Plan Administrator shall establish and maintain an Individual Account in the name of each Participant to reflect the total value of his interest in the Fund. Each Individual Account established hereunder shall consist of such subaccounts as may be needed for each Participant including:

             1. a subaccount to reflect Employer Contributions and Forfeitures allocated on behalf of a Participant;

             2. a subaccount to reflect a Participant's rollover contributions;

             3. a subaccount to reflect a Participant's transfer contributions;

             4. a subaccount to reflect a Participant's nondeductible employee contributions; and

             5. a subaccount to reflect a Participant's deductible employee contributions.

         B. The Plan Administrator may establish additional accounts as it may deem necessary for the proper administration of the Plan, including, but not limited to, a suspense account for Forfeitures as required pursuant to Section 6.01(D).

     4.02  VALUATION OF FUND
           The Fund will be valued each Valuation Date at fair market value.

     4.03  VALUATION OF INDIVIDUAL ACCOUNTS
           A. Where all or a portion of the assets of a Participant's Individual Account are invested in a Separate Fund for the Participant, then the value of that portion of such Participant's Individual Account at any relevant time equals the sum of the fair market values of the assets in such Separate Fund, less any applicable charges or penalties.

           B. The fair market value of the remainder of each Individual Account is determined in the following manner:

              1. First,  the portion of the Individual  Account invested in each
                 Investment Fund as of the previous Valuation Date is determined. Each such portion is reduced by any withdrawal made from the applicable Investment Fund to or for the benefit of a Participant or his Beneficiary, further reduced by any amounts forfeited by the Participant pursuant to Section 6.01(D) and further reduced by any transfer to another Investment Fund since the previous Valuation Date and is increased by any amount transferred from another Investment Fund since the previous Valuation Date. The resulting amounts are the net Individual Account portions invested in the Investment Funds.

              2. Secondly,  the net Individual Account portions invested in each
                 Investment Fund are adjusted upwards or downwards, pro rata (i.e., ratio of each net Individual Account portion to the sum of all net Individual Account portions) so that the sum of all the net Individual Account portions invested in an Investment Fund will equal the then fair market value of the Investment

                 Fund. Notwithstanding the previous sentence, for the first Plan Year only, the net Individual Account portions shall be the sum of all contributions made to each Participant's Individual Account during the first Plan Year.

              3. Thirdly,  any  contributions  to the Plan and  Forfeitures  are allocated in accordance with the appropriate allocation provisions of Section 3. For purposes of Section 4, contributions made by the Employer for any Plan Year but after that Plan Year will be considered to have been made on the last day of that Plan Year regardless of when paid to the Trustee (or Custodian, if applicable).

                 Amounts   contributed  between  Valuation  Dates  will  not  be
                 credited with investment gains or losses until the next following Valuation Date.

              4. Finally,  the portions of the  Individual  Account  invested in each Investment Fund (determined in accordance with (1), (2) and (3) above) are added together.


     4.04  SEGREGATION OF ASSETS
           If a Participant elects a mode of distribution other than a lump sum, the Plan Administrator may place that Participant's account balance into a segregated Investment Fund for the purpose of maintaining the necessary liquidity to provide benefit installments on a periodic basis.


     4.05  STATEMENT OF INDIVIDUAL ACCOUNTS
           No later than 270 days after the close of each Plan Year, the Plan Administrator shall furnish a statement to each Participant indicating the Individual Account balances of such Participant as of the last Valuation Date in such Plan Year.

     4.06 MODIFICATION OF METHOD FOR VALUING INDIVIDUAL ACCOUNTS If necessary or appropriate, the Plan Administrator may establish different or additional procedures (which shall be uniform and non-discriminatory) for determining the fair market value of the Individual Accounts.


SECTION FIVE   TRUSTEE OR CUSTODIAN

     5.01  CREATION OF FUND
           By adopting this Plan, the Employer establishes the Fund which shall consist of the assets of the Plan held by the Trustee (or Custodian, if applicable) pursuant to this Section 5. Assets within the Fund may be pooled on behalf of all Participants, earmarked on behalf of each Participant or be a combination of pooled and earmarked. To the extent that assets are earmarked for a particular Participant, they will be held in a Separate Fund for that Participant.

           No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.

     5.02  INVESTMENT AUTHORITY
           Except as provided in Section 5.14 (relating to individual direction of investments by Participants), the Employer, not the Trustee (or

           Custodian, if applicable), shall have exclusive management and control over the investment of the Fund into any permitted investment. Notwithstanding the preceding sentence, a Trustee with full trust powers (under applicable law) may make an agreement with the Employer whereby the Trustee will manage the investment of all or a portion of the Fund. Any such agreement shall be in writing and set forth such matters as the Trustee deems necessary or desirable.

     5.03  FINANCIAL ORGANIZATION CUSTODIAN OR TRUSTEE WITHOUT FULL
TRUST POWERS
           This Section 5.03 applies where a financial organization has indicated in the Adoption Agreement that it will serve, with respect to this Plan, as Custodian or as Trustee without full trust powers (under applicable law). Hereinafter, a financial organization Trustee without full trust powers (under applicable law) shall be referred to as a Custodian.

           A. Permissible Investments - The assets of the Plan shall be invested only in those investments which are available through the Custodian in the ordinary course of business which the Custodian may legally hold in a qualified plan and which the Custodian chooses to make available to Employers for qualified plan investments.

           B. Responsibilities of the Custodian - The responsibilities of the Custodian shall be limited to the following:

              1. To receive Plan contributions and to hold, invest and reinvest the Fund without distinction between principal and interest;

                 provided, however, that nothing in this Plan shall require the Custodian to maintain physical custody of stock certificates (or other indicia of ownership of any type of asset) representing assets within the Fund;

              2. To maintain accurate records of contributions, earnings, with-
                 drawals and other information the Custodian deems relevant with respect to the Plan;

              3. To make disbursements from the Fund to Participants or Benefic-
                 iaries upon the proper authorization of the Plan Administrator; and

              4. To furnish to the Plan Administrator a statement which reflects the value of the investments in the hands of the Custodian as of the end of each Plan Year.

        C. Powers of the Custodian - Except as otherwise provided in this Plan, the Custodian shall have the power to take any action with respect to the Fund which it deems necessary or advisable to discharge its responsibilities under this Plan including, but not limited to, the following powers:

           1. To invest all or a portion of the Fund (including idle cash balances) in time deposits, savings accounts, money market accounts or similar investments bearing a reasonable rate of interest in the Custodian's own savings department or the savings department of another financial organization;

           2. To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges or subscription rights and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to pay any assessment or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property;

           3. To hold securities or other property of the Fund in its own name, in the name of its nominee or in bearer form; and

           4. To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

     5.04  FINANCIAL ORGANIZATION TRUSTEE WITH FULL TRUST POWERS AND
INDIVIDUAL
            TRUSTEE

           This Section 5.04 applies where a financial organization has indicated in the Adoption Agreement that it will serve as Trustee with full trust powers. This Section also applies where one or more individuals are named in the Adoption Agreement to serve as Trustee(s).

           A. Permissible Investments - The Trustee may invest the assets of the Plan in property of any character, real or personal, including, but not limited to the following: stocks, including shares of open-end investment companies (mutual funds); bonds; notes; debentures; options; limited partnership interests; mortgages; real estate or any interests therein; unit investment trusts; Treasury Bills, and other U.S. Government obligations; common trust funds, combined investment trusts, collective trust funds or commingled funds maintained by a bank or similar financial organization (whether or not the Trustee hereunder); savings accounts, time deposits or money market accounts of a bank or similar financial organization (whether or not the Trustee hereunder); annuity contracts; life insurance policies; or in such other investments as is deemed proper without regard to investments authorized by statute or rule of law governing the investment of trust funds but with regard to ERISA and this Plan.

              Notwithstanding the preceding sentence, the Prototype Sponsor may, as a condition of making the Plan available to the Employer for adoption, limit the types of property in which the Trustee (other than a financial organization Trustee with full trust powers), is permitted to invest.

        B. Responsibilities of the Trustee - The responsibilities of the Trustee shall be limited to the following:

           1. To receive Plan contributions and to hold, invest and reinvest the Fund without distinction between physical and interest; provided, however, that nothing in this Plan shall require the Trustee to maintain physical custody of stock certificates (or other indicia of ownership) representing assets within the Fund;

           2. To maintain accurate records of contributions, earnings, with-drawals and other information the Trustee deems relevant with re-spect to the Plan;

           3. To make disbursements from the Fund to Participants or Beneficiar-ies upon the proper authorization of the Plan Administrator; and

           4. To furnish to the Plan Administrator a statement which reflects the value of the investments in the hands of the Trustee as of the end of each Plan Year.

        C. Powers of the Trustee - Except as otherwise provided in this Plan, the Trustee shall have the power to take any action with respect to the Fund which it deems necessary or advisable to discharge its responsibilities under this Plan including, but not limited to, the following powers:

           1. To hold any securities or other property of the Fund in its own name, in the name of its nominee or in bearer form;

           2. To purchase or subscribe for securities issued, or real property owned, by the Employer or any trade or business under common control with the Employer but only if the prudent investment and diversification requirements of ERISA are satisfied;

           3. To sell, exchange, convey, transfer or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

           4. To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges or subscription rights and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property;

           5. To invest any part or all of the Fund (including idle cash balances) in certificates of deposit, demand or time deposits, savings accounts, money market accounts or similar investments of the Trustee (if the Trustee is a bank or similar financial organiza-

              tion), the Prototype Sponsor or any affiliate of such Trustee or Prototype Sponsor, which bear a reasonable rate of interest;

           6. To provide sweep services without the receipt by the Trustee of additional compensation or other consideration (other than reimbursement of direct expenses properly and actually incurred in the performance of such services);

           7. To hold in the form of cash for distribution or investment such portion of the Fund as, at any time and from time-to-time, the Trustee shall deem prudent and deposit such cash in interest bearing or noninterest bearing accounts.;

           8. To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

           9. To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

          10. To employ suitable agents and counsel, to contract with agents to perform administrative and recordkeeping duties and to pay their reasonable expenses, fees and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

         11. To cause any part or all of the Fund, without limitation as to amount, to be commingled with the funds of other trusts (including trusts for qualified employee benefit plans) by causing such money to be invested as a part of any pooled, common, collective or commingled trust fund heretofore or hereafter created by any trustee (if the Trustee is a bank), by the Prototype Sponsor, by any affiliate bank of such a Trustee or by such a Trustee or the Prototype Sponsor, or by such an affiliate in participation with others; the instrument or instruments establishing such trust fund or funds, as amended, being made part of this Plan and trust so long as any portion of the Fund shall be invested through the medium thereof.

         12. Generally to do all such acts, execute all such instruments, initiate such proceedings, and exercise all such rights and privileges with relation to property constituting the Fund as if the Trustee were the absolute owner thereof.

     5.05  DIVISION OF FUND INTO INVESTMENT FUNDS
           The Employer may direct the Trustee (or Custodian) from time-to-time to divide and redivide the Fund into one or more Investment Funds. Such Investment Funds may include, but not be limited to, Investment Funds representing the assets under the control of an investment manager pursuant to Section 5.12 and Investment Funds representing investment options available for individual direction by Participants pursuant to Section 5.14. Upon each division or redivision, the Employer may specify the part of the Fund to be allocated to each such Investment Fund and the terms and conditions, if any, under which the assets in such Investment Fund shall be invested.

     5.06  COMPENSATION AND EXPENSES
           The Trustee (or Custodian, if applicable) shall receive such reasonable compensation as may be agreed upon by the Trustee (or Custodian) and the Employer. The Trustee (or Custodian) shall be entitled to reimbursement by the Employer for all proper expenses incurred in carrying out his duties under this Plan, including reasonable legal, accounting and actuarial expenses. If not paid by the Employer, such compensation and expenses may be charged against the Fund.

           All taxes of any kind that may be levied or assessed under existing or future laws upon, or in respect of, the Fund or the income thereof shall be paid from the Fund.

     5.07  NOT OBLIGATED TO QUESTION DATA
           The Employer shall furnish the Trustee (or Custodian, if applicable) and Plan Administrator the information which each party deems necessary for the administration of the Plan including, but not limited to, changes in a Participant's status, eligibility, mailing addresses and other such data as may be required. The Trustee (or Custodian) and Plan Administrator shall be entitled to act on such information as is supplied them and shall have no duty or responsibility to further verify or question such information.

     5.08  LIABILITY FOR WITHHOLDING ON DISTRIBUTIONS
           The Plan Administrator shall be responsible for withholding federal income taxes from distributions from the Plan, unless the Participant (or Beneficiary, where applicable) elects not to have such taxes withheld. However, the Trustee (or Custodian) shall act as agent for the Plan Administrator to withhold such taxes and to make the appropriate distribution reports, subject to the Plan Administrator's obligation to furnish all the necessary information to so withhold to the Trustee (or Custodian).

     5.09 RESIGNATION OR REMOVAL OF TRUSTEE (OR CUSTODIAN) The Trustee (or Custodian, if applicable) may resign at any time by giving 30 days advance written notice to the Employer. The resignation shall become effective 30 days after receipt of such notice unless a shorter period is agreed upon.

           The Employer may remove any Trustee (or Custodian) at any time by giving written notice to such Trustee (or Custodian) and such removal shall be effective 30 days after receipt of such notice unless a shorter period is agreed upon. The Employer shall have the power to appoint a successor Trustee (or Custodian).

           Upon such resignation or removal, if the resigning or removed Trustee (or Custodian) is the sole Trustee (or Custodian), he shall transfer all of the assets of the Fund then held by him as expeditiously as possible to the successor Trustee (or Custodian) after paying or reserving such reasonable amount as he shall deem necessary to provide for the expense in the settlement of the accounts and the amount of any compensation due him and any sums chargeable against the Fund for which he may be liable. If the Funds as reserved are not sufficient for such purpose, then he shall be entitled to reimbursement from the successor Trustee (or Custodian) out of the assets in the successor Trustee's (or Custodian's) hands under this Plan. If the amount reserved shall be in excess of the amount actually needed, the former Trustee (or Custodian) shall return such excess to the successor Trustee (or Custodian).

           Upon receipt of such assets, the successor Trustee (or Custodian) shall thereupon succeed to all of the powers and responsibilities given to the Trustee (or Custodian) by this Plan.

           The resigning or removed Trustee (or Custodian) shall render an accounting to the Employer and unless objected to by the Employer within 30 days of its receipt, the accounting shall be deemed to have been approved and the resigning or removed Trustee (or Custodian) shall be released and discharged as to all matters set forth in the accounting. Where a financial organization is serving as Trustee (or Custodian) and it is merged with or bought by another organization (or comes under the control of any federal or state agency), that organization shall serve as the successor Trustee (or Custodian) of this Plan, but only if it is the type of organization that can so serve under applicable law.

           Where the Trustee or Custodian is serving as a nonbank trustee or custodian pursuant to Section 1.401-12(n) of the Income Tax Regulations, the Employer will appoint a successor Trustee (or Custodian) upon notification by the Commissioner of Internal Revenue that such substitution is required because the Trustee (or Custodian) has failed to comply with the requirements of Section 1.401-12(n) or is not keeping such records or making such returns or rendering such statements as are required by forms or regulations.

     5.10  DEGREE OF CARE
           Limitations of Liability - The Trustee (or Custodian) shall not be liable for any losses incurred by the Fund by any lawful direction to invest communicated by the Employer, Plan Administrator or any Participant or Beneficiary. The Trustee (or Custodian) shall be under no liability for distributions made or other action taken or not taken at the written direction of the Plan Administrator. It is specifically understood that the Trustee (or Custodian) shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become a Participant or remain a Participant hereunder, the amount of benefit to which a Participant or Beneficiary shall be entitled to receive hereunder, whether a distribution to Participant or Beneficiary is appropriate under the terms of the Plan or the size and type of any policy to be purchased from any insurer for any Participant hereunder or similar matters; it being understood that all such responsibilities under the Plan are vested in the Plan Administrator.

     5.11  INDEMNIFICATION OF PROTOTYPE SPONSOR AND TRUSTEE (OR
CUSTODIAN)
           Notwithstanding any other provision herein, and except as may be otherwise provided by ERISA, the Employer shall indemnify and hold harmless the Trustee (or Custodian, if applicable) and the Prototype Sponsor, their officers, directors, employees, agents, their heirs, executors, successors and assigns, from and against any and all liabilities, damages, judgments, settlements, losses, costs, charges, or expenses (including legal expenses) at any time arising out of or incurred in connection with any action taken by such parties in the performance of their duties with respect to this Plan, unless there has been a final adjudication of gross negligence or willful misconduct in the performance of such duties.

           Further, except as may be otherwise provided by ERISA, the Employer will indemnify the Trustee (or custodian) and Prototype Sponsor from any liability, claim or expense (including legal expense) which the Trustee (or Custodian) and Prototype Sponsor shall incur by reason of or which results, in whole or in part, from the Trustee's (or Custo-dian's) or Prototype Sponsor's reliance on the facts and other directions and elections the Employer communicates or fails to communicate.

     5.12  INVESTMENT MANAGERS

           A. Definition of Investment Manager - The Employer may appoint one or more investment managers to make investment decisions with respect to all or a portion of the Fund. The investment manager shall be any firm or individual registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined in said Act or an insurance company qualified under the laws of more than one state to perform services consisting of the management, acquisition or disposition of any assets of the Plan.

           B. Investment Manager's Authority - A separate Investment Fund shall be established representing the assets of the Fund invested at the direction of the investment manager. The investment manager so appointed shall direct the Trustee (or Custodian, if applicable ) with respect to the investment of such Investment Fund. The investments which may be acquired at the direction of the investment manager are those described in Section 5.03(A) (for Custodians) or Section 5.04(A) (for Trustees).

           C. Written Agreement - The appointment of any investment manager shall be by written agreement between the Employer and the investment manager and a copy of such agreement (and any modification or termination thereof) must be given to the Trustee (or Custodian).

              The agreement shall set forth, among other matters, the effective date of the investment manager's appointment and an acknowledgement by the investment manager that it is a fiduciary of the Plan under ERISA.

           D. Concerning the Trustee (or Custodian) - Written notice of each appointment of an investment manager shall be given to the Trustee (or Custodian) in advance of the effective date of such appointment. Such notice shall specify which portion of the Fund will constitute the Investment Fund subject to the investment manager's direction. The Trustee (or Custodian) shall comply with the investment direction given to it by the investment manager and will not be liable for any loss which may result by reason of any action (or inaction) it takes at the direction of the investment manager.

     5.13  MATTERS RELATING TO INSURANCE

           A. If a life insurance policy is to be purchased for a Participant, the aggregate premium for certain life insurance for each Participant must be less than a certain percentage of the aggregate Employer Contributions and Forfeitures allocated to a Partici-pant's Individual Account at any particular time as follows:

              1. Ordinary  Life  Insurance - For  purposes  of these  incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are purchased, less than 50% of the aggregate Employer Contributions and Forfeitures allocated to any Participant's Individual Account will be used to pay the premiums attributable to them.

              2. Term and  Universal  Life  Insurance  - No more than 25% of the aggregate Employer Contributions and Forfeitures allocated to any Participant's Individual Account will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

              3. Combination  - The sum of 50% of the  ordinary  life  insurance premiums and all other life insurance premiums will not exceed 25% of the aggregate Employer Contributions and Forfeitures allocated to any Participant's Individual Account.

        B. Any dividends or credits earned on insurance contracts for a Partici-pant shall be allocated to such Participant's Individual Account.

        C. Subject to Section 6.05, the contracts on a Participant's life will be converted to cash or an annuity or distributed to the Participant upon commencement of benefits.

        D. The Trustee (or Custodian, if applicable) shall apply for and will be the owner of any insurance contract(s) purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee (or Custodian), however, the Trustee (or Custodian) shall be required to pay over all proceeds of the contract(s) to the Participant's designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's spouse will be the designated Beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Section 6.05. Under no circumstances shall the Fund retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

        E. The Plan Administrator may direct the Trustee (or Custodian) to sell and distribute insurance or annuity contracts to a Participant (or other party as may be permitted) in accordance with applicable law or regulations.

     5.14  DIRECTION OF INVESTMENTS BY PARTICIPANT
           If so indicated in the Adoption Agreement, each Participant may individually direct the Trustee (or Custodian, if applicable) regarding the investment of part or all of his Individual Account. To the extent so directed, the Employer, Plan Administrator, Trustee (or Custodian) and all other fiduciaries are relieved of their fiduciary responsibility under Section 404 of ERISA.


           The Plan Administrator shall direct that a Separate Fund be established in the name of each Participant who directs the investment of part or all of his Individual Account. Each Separate Fund shall be charged or credited (as appropriate) with the earnings, gains, losses or expenses attributable to such Separate Fund. No fiduciary shall be liable for any loss which results from a Participant's individual direction. The assets subject to individual direction shall not be invested in collectibles as that term is defined in Section 408(m) of the Code.

           The Plan Administrator shall establish such uniform and nondiscriminatory rules relating to individual direction as it deems necessary or advisable including, but not limited to, rules describing (1) which portions of Participant's Individual Account can be individually directed; (2) the frequency of investment changes;
           (3) the forms and procedures for making investment changes; and (4) the effect of a Participant's failure to make a valid direction.

           Subject to the approval of the Prototype Sponsor, the Plan Administrator may, in a uniform and nondiscriminatory manner, limit the available investments for Participants' individual direction to certain specified investment options (including, but not limited to, certain mutual funds, investment contracts, deposit accounts and group trusts). The Plan Administrator may permit, in a uniform and nondiscriminatory manner, a Beneficiary of a deceased Participant to individually direct in accordance with this Section.

SECTION SIX VESTING AND DISTRIBUTION
     6.01  DISTRIBUTION TO PARTICIPANT
        A. When Distributable

           1. Entitlement   to   Distribution   -  The   Vested   portion  of  a
              Partici-pant's Individual Account shall be distributable to the Participant upon the occurrence of any of the following events:

              a.   the Participant's Termination of Employment;

              b.   the Participant's attainment of Normal Retirement Age;

              c.   the Participant's Disability;

              d.   the termination of the Plan;

           2. Written Request: When Distributed - A Participant entitled to distribution who wishes to receive a distribution must submit a written request to the Plan Administrator. Such request shall be made upon a form provided by the Plan Administrator. Upon a valid request, the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to commence distribution no later than 90 days following the later of:

              a. the close of the Plan Year within which the event occurs which entitles the Participant to distribution; or

              b.  the close of the Plan Year in which the request is received.

           3. Special Rules for Withdrawals During Service - If this is a profit sharing plan and the Adoption Agreement so provides, a Participant who is not otherwise entitled to a distribution under Section 6.01

              (A)(1) may elect to receive a distribution of all or part of the Vested portion of his Individual Account, subject to the requirements of Section 6.05 and further subject to the following limits:

              a. Participant for 5 or more years. An Employee who has been a Participant in the Plan for 5 or more years may withdraw up to his entire Vested portion of his Individual Account.

              b. Participant for less than 5 years. An Employee who has been a Participant in the Plan for less than 5 years may withdraw only the amount which has been in his Vested Individual Account attributable to Employer Contributions for at least 2 full Plan Years.

                  However, if the distribution is on account of hardship, the Participant may withdraw up to his entire Vested portion of his Individual Account. For purposes of the preceding sentence, hardship is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources. The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Employee, the Employee's spouse or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

                  A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

                  1) The employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plan maintained by the Employer;

                  2) The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution)

               4. Commencement   of   Benefits  -   Notwithstanding   any  other
                  provision, unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

                  a.   the Participant attains Normal Retirement Age;

                  b. occurs the 10th anniversary of the year in which the Par-ticipant commenced participation in the Plan; or

                  c.   the Participant incurs a Termination of Employment.

        B. Determining the Vested Portion - In determining the Vested portion of a Participant's Individual Account, the following rules apply:

               1. Employer Contributions and Forfeitures - The Vested portion of a Participant's Individual Account derived from Employer Contributions and Forfeitures is determined by applying the vesting schedule selected in the Adoption Agreement (or the vesting schedule described in Section 6.01(C) if the Plan is a Top-Heavy Plan).

               2. Rollover and Transfer  Contributions  - A Participant is fully
                  Vested   in   his   rollover    contributions   and   transfer
                  contributions.

               3. Fully Vested Under Certain  Circumstances  - A Participant  is
                  fully Vested in his Individual Account if any of the following occurs:

                  a.   the Participant reaches Normal Retirement Age;
                  b.   the Participant incurs a Disability;
                  c.   the Participant dies;
                  d.   the Plan is terminated or partially terminated; or
                  e. there exists a complete discontinuance of contributions under the Plan.

               4. Participants  in  a  Prior  Plan  -  If a  Participant  was  a
                  participant in a Prior Plan on the Effective Date, his Vested percentage shall not be less than it would have been under such Prior Plan as computed on the Effective Date.

        C. Minimum Vesting Schedule for Top-Heavy Plans - The following vesting provisions apply for any Plan Year in which this Plan is a Top-Heavy Plan.

           Notwithstanding the other provisions of this Section 6.01 or the vesting schedule selected in the Adoption Agreement (unless those provisions or that schedule provide for more rapid vesting), a Participant's Vested portion of his Individual Account attributable to Employer Contributions and Forfeitures shall be determined in accordance with the following minimum vesting schedule:

               Years of Vesting Service      Vested Percentage
                   1                           0
                   2                          20
                   3                          40
                   4                          60

                   5                          80
                   6                         100

            This minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code, except those attributable to employee contributions including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became a Top-Heavy Plan. Further, no decrease in a Participant's Vested percentage may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this
            Section 6.01(C) does not apply to the Individual Account of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan and such Employee's Individual Account attributable to Employer Contributions and Forfeitures will be determined without regard to this Section.

            If this Plan ceases to be a Top-Heavy Plan, then in accordance with the above restrictions, the vesting schedule as selected in the Adoption Agreement will govern. If the vesting schedule under the Plan shifts in or out of top-heavy status, such shift is an amendment to the vesting schedule and the election in Section 9.04 applies.

        D. Break in Vesting Service and Forfeitures - If a Participant incurs a Termination of Employment, any portion of his Individual Account which is not Vested shall be held in a suspense account. Such suspense account shall share in any increase or decrease in the fair market value of the assets of the Fund in accordance with Section 4 of the Plan. The disposition of such suspense account shall be as follows:

           1. No Breaks in Vesting Service - If a Participant neither receives nor is deemed to receive a distribution pursuant to Section 6.01
              (D)(2) or (3) and the Participant returns to the service of the Employer before incurring 5 consecutive Breaks in Vesting Service, there shall be no Forfeiture and the amount in such suspense account shall be recredited to such Participant's Individual Account.

           2. Cash-out of Certain Participants - If the value of the Vested portion of such Participant's Individual Account derived from Employee and Employer Contributions does not exceed $3,500, the Participant shall receive a distribution of the entire Vested portion of such Individual Account and the portion which is not Vested shall be treated as a Forfeiture and allocated in the year of the cash-out. For purposes of this Section, if the value of the Vested portion of a Participant's Individual Account is zero, the Participant shall be deemed to have received a distribution of such Vested Individual Account. A Participant's Vested Individual Account balance shall not include accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

           3. Participants Who Elect to Receive Distributions - If such Participant elects to receive a distribution, in accordance with
              Section 6.02(B), of the value of the Vested portion of his Individual Account derived from Employee and Employer Contributions, the portion which is not Vested shall be treated as a Forfeiture.

           4. Re-employed Participants - If a Participant receives or is deemed to receive a distribution pursuant to Section 6.01(D)(2) or (3) above and the Participant resumes employment covered under this Plan, the Participant's Employer-derived Individual Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer Contributions before the earlier of 5 years after the first date on which the Participant is subsequently re-employed by the Employer, or the date the Participant incurs 5 consecutive Breaks in Vesting Service following the date of the distribution.

              Amounts forfeited under Section 6.01(D) shall be allocated in accordance with Section 3.01(C) as of the last day of the Plan Year during which the Forfeiture arises. Any restoration of a Participant's Individual Account pursuant to Section 6.01(D)(4) shall be made from other Forfeitures, income or gain to the Fund or contributions made by the Employer.

        E. Distribution Prior to Full Vesting - If a distribution is made to a Participant who was not then fully Vested in his Individual Account derived from Employer Contributions and the Participant may increase his Vested percentage in his Individual Account, then the following rules shall apply:

           1. a separate account will be established for the Participant's in-terest in the Plan as of the time of the distribution, and

           2. at any relevant time the Participant's Vested portion of the sep-arate account will be equal to an amount ("X") determined by the formula: X=P (AB + (R x D)) - (R x D) where "P" is the Vested percentage at the relevant time, "AB" is the separate account balance at the relevant time; "D" is the amount of the distribution; and "R" is the ratio of the separate account balance at the relevant time to the separate account balance after distribution.

      6.02  FORM OF DISTRIBUTION TO A PARTICIPANT

        A. Value of Individual Account Does Not Exceed $3,500 - If the value of the Vested portion of a Participant's Individual Account derived from Employee and Employer Contributions does not exceed $3,500, distribution from the Plan shall be made to the Participant in a single lump sum in lieu of all other forms of distribution from the Plan.

        B. Value of Individual Account Exceeds $3,500

           1. If the value of the Vested portion of a Participant's Individual Account derived from Employee and Employer Contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the Individual Account is immediately distributable, the Participant and the Participants spouse (or where either the Participant or the spouse died, the survivor) must consent to any distribution of such Individual Account. The consent of the Participant and the Participant's spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's Individual Account is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of
              Section 417(a)(3) of the Code, and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date. If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under
              Section 1.411(a)- 11(c) of the Income Tax Regulations is given, provided that:

              a. the Plan Administrator clearly informs the Participant that the
                 Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

              b. the Participant, after receiving the notice, affirmatively elects a distribution.

              Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the Individual Account is immediately distributable. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Individual Account may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975 (e)(7) of the Code) within the same controlled group.

              An Individual Account is immediately distributable if any part of the Individual Account could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained (if not deceased) the later of Normal Retirement Age or age 62.

           2. For purposes of determining the applicability of the foregoing consent requirements to distributions, made before the first day of the first Plan year beginning after December 31, 1988, the Vested portion of a Participant's Individual Account shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) o the Code.

        C. Other Forms of Distribution to Participant - If the value of the Vested portion of a Participant's Individual Account exceeds $3,500 and the Participant has properly waived the joint and survivor annuity, as described in Section 6.05, the Participant may request in writing that the Vested portion of his Individual Account be paid to him in one or more of the following forms of payment: 91) in a lump sum; (2) in installment payments over a period not to exceed the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his designated Beneficiary; or (3) applied to the purchase of an annuity contract.

           Notwithstanding anything in this Section 6.02 to the contrary, a Participant cannot elect payments in the form of an annuity if the safe harbor rules of Section 6.05(F) apply.

      6.03  DISTRIBUTIONS UPON THE DEATH OF A PARTICIPANT

        A. Designation of Beneficiary - Spousal Consent - Each Participant may designate, upon a form provided by and delivered to the Plan Administrator, one or more primary and contingent Beneficiaries to receive all or a specified portion of his Individual Account in the event of his death. A Participant may change or revoke such Beneficiary designation from time to time by completing and delivering the proper form to the Plan Administrator.

           In the event that a Participant wishes to designate a primary Beneficiary who is not his spouse, his spouse must consent in writing to such designation, and the spouse's consent must acknowledge the effect of such designation and be witnessed by a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no spouse or the spouse cannot be located, no consent shall be required. Any change of Beneficiary will require a new spousal consent.

        B. Payment to Beneficiary - If a Participant dies before his entire Individual Account has been paid to him, such deceased Participant's Individual Account shall be payable to any surviving Beneficiary designated by the Participant, or, if no Beneficiary survives the Participant, to the Participant's estate.

        C. Written  Request:  When  Distributed  - A  Beneficiary  of a deceased
           Participant entitled to a distribution who wishes to receive a distribution must submit a written request to the Plan Administrator. Such request shall be made upon a form provided by the Plan Administrator. Upon a valid request, the Plan Administrator shall direct the Trustee (or Custodian) to commence distribution no later than 90 days following the later of:

           1. the close of the Plan Year within which the Participant dies;  or

           2. the close of the Plan Year in which the request is received.

        D. Location of Participant or Beneficiary Unknown - In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of 5 years after it becomes payable, remain unpaid solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his

           Beneficiary, the amount so distributable shall be forfeited and allocated in accordance with the terms of the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored; provided, however, if all or a portion of such amount has been lost by reason of escheat under state law, the Participant or Beneficiary shall cease to be entitled to the portion so lost.

      6.04  FORM OF DISTRIBUTION TO BENEFICIARY

        A. Value of Individual Account Does Not Exceed $3,500 - If the value of the Participant's Individual Account derived from Employee and Employer Contributions does not exceed $3,500, the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to make a distribution to the Beneficiary in a single lump sum in lieu of all other forms of distribution from the Plan.

        B. Value of Individual Account Exceeds $3,500 - If the value of a Par-ticipant's Individual Account derived from Employee and Employer Contributions exceeds $3,500 the preretirement survivor annuity requirements of Section 6.05 shall apply unless waived in accordance with that Section or unless the safe harbor rules of Section 6.05(F) apply.

        C. Other Forms of Distribution to Beneficiary - If the value of a Participant's Individual Account exceeds $3,500 and the Participant has properly waived the preretirement survivor annuity, as described in Section 6.05 (if applicable), the Beneficiary may, subject to the requirements of Section 6.06, request in writing that the Participant's Individual Account be paid to him as follows: (1) in a lump sum; or (2) in installment payments over a period not to exceed the life expectancy of such Beneficiary.

      6.05  JOINT AND SURVIVOR ANNUITY REQUIREMENTS

        A. The provisions of this Section shall apply to any Participant who is credited with at least one Hour of Eligibility Service with the Employer on or after August 23, 1984, and such other participants as provided in Section 6.05(G).

        B. Qualified Joint and Survivor Annuity - Unless an optional form of benefit is selected pursuant to a qualified election within the 90-day period ending on the annuity starting date, a married Partici-pant's Vested account balance will be paid in the form of a qualified joint and survivor annuity and an unmarried Participant's Vested account balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

        C. Qualified Preretirement Survivor Annuity - Unless an option form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date then the Participant's Vested account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

        D. Definitions

           1. Election Period - The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

              Pre-age 35 waiver - A Participant who will not yet attain age 35 as of the end of any current Plan Year may make special qualified election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the qualified prere-tirement survivor annuity in such terms as are comparable to the explanation required under Section 6.05(E)(1). Qualified prere-tirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section 6.05.

           2. Earliest Retirement Age - The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

           3. Qualified Election - A waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity. Any waiver of a qualified joint and survivor annuity or a qualified prere-tirement survivor annuity shall not be effective unless: (a) the Participant's spouse consents in writing to the election, (b) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

              Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in
              Section 6.05(E) below.

           4. Qualified Joint and Survivor Annuity - An immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of beneficiary which can be purchased with the Participant's vested account balance. The percentage of the survivor annuity under the Plan shall be 50% (unless a different percentage is elected by the Employer in the Adoption Agreement).

           5. Spouse (surviving spouse) - The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section

              414(p) of the Code.

           6. Annuity Starting Date - The first day of the first period for which an amount is paid as an annuity or any other form.

           7. Vested Account Balance - The aggregate value of the Participant's Vested account balances derived from Employer and Employee contributions (including rollovers), whether Vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Section 6.05 shall apply to a Participant who is Vested in amounts attributable to Employer Contributions, Employee contributions (or both) at the time of death or distribution.

        E. Notice Requirements

           1. In the case of a qualified joint and survivor annuity, the Plan Administrator shall no less than 30 days and not more than 90 days prior to the annuity starting date provide each Participant a written explanation of: (a) the terms and conditions of a qualified joint and survivor annuity; (b) the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (c) the rights of a Partici-pant's spouse; and (d) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

           2. In the case of a qualified  preretirement  annuity as described in
              Section 6.05(C), the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 6.05(E)(1) applicable to a qualified joint and survivor annuity.

              The applicable period for a Participant is whichever of the following periods ends last: (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (b) a reasonable period ending after the individual becomes a Participant; (c) a reasonable period ending after Section 6.05(E)(3) ceases to apply to the Participant; (d) a reasonable period ending after this
              Section 6.05 first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

              For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (b), (c) and (d) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

           3. Notwithstanding the other requirements of this Section 6.05(E), the respective notices prescribed by this Section 6.05(E), need not be given to a Participant if (a) the Plan "fully subsidizes" the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity, and (b) the Plan does not allow the Participant to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a nonspouse beneficiary. For purposes of this Section 6.05(E)(3), a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participants failure to elect another benefit.

        F. Safe Harbor Rules

           1. If the  Employer so  indicates  in the  Adoption  Agreement,  this
              Section 6.05(F) shall apply to a Participant in a profit sharing plan, and shall always apply to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in
              Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied:

              a. the Participant does not or cannot elect payments in the form of a life annuity; and

              b. on the death of a participant, the Participant's Vested account balance will be paid to the Participant's surviving spouse, but if there is no surviving spouse, or if the sur-viving spouse has consented in a manner conforming to a qualified election, then to the Participant's designated beneficiary. The surviving spouse may elect to have distribution of the Vested account balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This
                   Section 6.05(F) shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Section 401(a)(11) and Section 417 of the code. If this Section 6.05(F) is operative, then the provisions of this Section 6.05 other than Section 6.05(G) shall be inoperative.

           2. The Participant may waive the spousal death benefit described in this Section 6.05(F) at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 6.05(D)(3) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the qualified preretirement survivor annuity.

           3. For purposes of this Section 6.05(F), Vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code. In the case of a profit sharing plan, Vested account balance shall have the same meaning as provided in Section 6.05(D)(7).

        G. Transitional Rules

           1. Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous subsections of this Section 6.05 must be given the opportunity to elect to have the prior subsections of this Section apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 Years of Vesting Service when he or she separated from service.

           2. Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Section 6.05(G)(4).

           3. The respective opportunities to elect (as described in Section 6.05(G)(1) and (2) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

           4. Any Participant who has elected pursuant to Section 6.05(G)(2) and any Participant who does not elect under Section 6.05(G)(1) or who meets the requirements of Section 6.05(G)(1) except that such Participant does not have at least 10 Years of Vesting Service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

              a. Automatic Joint and Survivor  Annuity - If benefits in the form of a life annuity become payable to a married Participant who:

                 1. begins to receive payments under the Plan on or after Normal
                    Retirement Age; or

                 2. dies on or after Normal Retirement Age while still working for the Employer; or

                 3. begins to receive payments on or after the qualified early retirement age; or

                 4. separates  from  service  on  or  after   attaining   Normal
                    Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

                    then such benefits will be received under this Plan in the form of a qualified joint and survivor annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the Participant attains qualified early retirement age and ends not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

               b. Election  of Early  Survivor  Annuity - A  Participant  who is
                  employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the qualified joint and survivor annuity if the Participant had retirement on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the 90th day before the Participant attains the qualified early retirement age, or
                  92) the date on which participation begins, and ends on the date the Participant terminates employment.

              c.  For purposes of Section 6.05(G)(4):

                  1. Qualified early retirement age is the latest of:

                     a. the earliest date, under the Plan, on which the Parti-cipant may elect to receive retirement benefits,

                     b. the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

                     c.  the date the Participant begins participation.

                   2. Qualified joint and survivor annuity is an annuity for the life of the Participant with a survivor annuity for the life of the spouse as described in Section 6.05(D)(4) of this Plan.

6.06  DISTRIBUTION REQUIREMENTS
      A. General Rules
         1. Subject to Section 6.05 Joint and Survivor Annuity Requirements, the requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section 6.06 apply to calendar years beginning after December 31, 1984.

         2. All distributions required under this Section 6.06 shall be deter-mined and made in accordance with the Income Tax Regulations under
            Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations.

      B. Required Beginning Date - The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

      C. Limits on Distribution Periods - As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

         1. the life of the Participant,
         2. the life of the Participant and a designated Beneficiary,
         3. a period certain not extending beyond the life expectancy of the Participant, or
         4. a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

      D. Determination   of  Amount  to  be  Distributed  Each  Year  -  If  the
         Partici-pant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

         1. Individual Account
            a. If a Participant's benefit is to be distributed over (1) a per-iod not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Partici-pant and the Participant's designated Beneficiary or (2) a per-iod not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first dis-tribution calendar year, must at least equal the quotient ob-tained by dividing the Participant's benefit by the applicable life expectancy.

           b. For calendar years beginning before January 1, 1989, if the Par-ticipant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.


           c. For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Par-ticipant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section 6.05(D)(1)(a) above as the relevant divisor without regard to regulations 1.401(a)(9)-2.

           d. The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Parti-cipant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

        2. Other Forms - If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of
           Section 401(a)(9) of the Code and the regulations thereunder.

     E. Death Distribution Provisions
        1. Distribution Beginning Before Death - If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Partici-pant's death.

        2. Distribution Beginning After Death - If the Participant dies before distribution of his or her interest begins, distribution of the Par-ticipant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

           a. if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

           b. if the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of
                (1) December 31 of the calendar year immediately following the calendar year in which the Participant dies or (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                If the  Participant  has not made an  election  pursuant to this
                Section 6.05(E)(2) by the time of his or her death, the Par-ticipant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section 6.05(E)(2), or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the
                Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

        3. For purposes of Section 6.06(E)(2) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 6.06(E)(2), with the exception of paragraph
           (b) therein, shall be applied as if the surviving spouse were the Participant.

        4. For purposes of this Section 6.06(E), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

        5. For purposes of this Section 6.06(E), distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 6.06(E)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 6.06(E)(2) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

     F. Definitions

        1. Applicable Life Expectancy - The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Parti-cipant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

        2. Designated Beneficiary - The individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

        3. Distribution Calendar Year - A calendar year for which a minimum distribution is required. For distributions beginning before the Par-ticipant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 6.05(E) above.

        4. Life Expectancy - Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

           Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 6.05(E)(2)(b) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

        5. Participant's Benefit

           a. The account balance as of the last valuation date in the valuation calendar year (the calendar year immediately preceding the distribution calendar year) increased by the amount of any Contributions or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

           b. Exception for second distribution calendar year. For purposes of paragraph (a) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

        6. Required Beginning Date

           a. General Rule - The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

           b.   Transitional   Rules  -  The  required   beginning   date  of  a
                Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                (1) Non 5% Owners - The required beginning date of a Participant who is not a 5% owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                (2) 5% Owners - The required beginning date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                     (a) the calendar year in which the Participant attains age
                         70 1/2, or

                     (b) the earlier of the  calendar  year with or within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

                         The required beginning date of a Participant who is not a 5% owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                     (c) 5% Owner - A  Participant  is treated as a 5% owner for purposes of this Section 6.06(F)(6) if such Participant is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                     (d) Once  distributions have begun to a 5% owner under this
                         Section 6.06(F)(6) they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

     G. Transitional Rule

        1. Notwithstanding  the  other  requirements  of this  Section  6.06 and subject to the requirements of Section 6.05, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

           a. The distribution by the Fund is one which would not have disqualified such Fund under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

           b. The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Fund is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

           c. Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

           d. The Employee had accrued a benefit under the Plan as of December 31, 1983.

           e. The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

        2. A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

        3. For any distribution which commences before January 1, 1984, but con-tinues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 6.06(G)(1)(a) and (e).

        4. If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the
           Section 242 (b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

6.07  ANNUITY CONTRACTS
      Any annuity contract distributed under the Plan (if permitted or required by this Section 6) must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of the Plan.

6.08  LOANS TO PARTICIPANTS
      If the Adoption Agreement so indicates, a Participant may receive a loan from the Fund, subject to the following rules:

      A. Loans shall be made available to all Participants on a reasonably equivalent basis.

      B. Loans shall not be made available to Highly Compensated Employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other Employees.

      C. Loans must be adequately secured and bear a reasonable interest rate.

      D. No Participant loan shall exceed the present value of the Vested por-tion of a Participant's Individual Account.

      E. A Participant must obtain the consent of his or her spouse, if any, to the use of the Individual Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90 day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

      F. In the event of default, foreclosure on the note and attachment of se-curity will not occur until a distributable event occurs in the Plan.

      G. No loans will be made to any shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

         If a valid spousal consent has been obtained in accordance with 6.08(E), then, notwithstanding any other provisions of this Plan, the portion of the Participant's Vested Individual Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Vested Individual Account (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the Vested Individual Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

         No loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) 50% of the present value of the nonforfeitable Individual Account of the Participant or, if greater, the total Individual Account up to $10,000. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Sections 414(b), 414(c), and 414(m) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond 5 years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. An assignment or pledge of any portion of the
         Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

         The Plan Administrator shall administer the loan program in accordance with a written document. Such written document shall include, at a minimum, the following: (i) the identity of the person or positions authorized to administer the Participant loan program; (ii) the procedure for applying for loans; (iii) the basis on which loans will be approved or denied; (iv) limitations (if any) on the types and amounts of loans offered; (v) the procedure under the program for determining a reasonable rate of interest; (vi) the types of collateral which may secure a Participant loan; and (vii) the events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

6.09  DISTRIBUTION IN KIND
      The Plan Administrator may cause any distribution under this Plan to be made either in a form actually held in the Fund, or in cash by converting assets other than cash into cash, or in any combination of the two foregoing ways.

6.10  DIRECT ROLLOVERS OF ELIGIBLE ROLLOVER DISTRIBUTIONS
      A. Direct Rollover Option - This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

      B. Definitions

         1. Eligible rollover distribution - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

            a. any distribution  that is one of a series of substantially  equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

            b. any distribution to the extent such distribution is required un-
               der Section 401(a)(9) of the Code; and

            c. the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrea-lized appreciation with respect to employer securities).

        2. Eligible retirement plan - An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the

           Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        3. Distributee - A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

        4. Direct rollover - A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

SECTION SEVEN  CLAIMS PROCEDURE

7.01  FILING A CLAIM FOR PLAN DISTRIBUTIONS

      A Participant or Beneficiary who desires to make a claim for the Vested portion of the Participant's Individual Account shall file a written request with the Plan Administrator on a form to be furnished to him by the Plan Administrator for such purpose. The request shall set forth the basis of the claim. The Plan Administrator is authorized to conduct such examinations as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

7.02  DENIAL OF CLAIM
      Whenever a claim for a Plan distribution by any Participant or Beneficiary has been wholly or partially denied, the Plan Administrator must furnish such Participant or Beneficiary written notice of the denial within 60 days of the date the original claim was filed. This notice shall set forth the specific reasons for the denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional information or material needed to perfect the claim, an explanation of why such additional information or material is necessary and an explanation of the procedures for appeal.

7.03  REMEDIES AVAILABLE
      The Participant or Beneficiary shall have 60 days from receipt of the denial notice in which to make written application for review by the Plan Administrator. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary shall have the right to representation, to review pertinent documents and to submit comments in writing. The Plan Administrator shall issue a decision on such review within 60 days after receipt of an application for review as provided for in Section 7.02. Upon a decision unfavorable to the Participant or Beneficiary, such Participant or Beneficiary shall be entitled to bring such actions in law or equity as may be necessary or appropriate to protect or clarify his right to benefits under this Plan.

SECTION EIGHT  PLAN ADMINISTRATOR

8.01  EMPLOYER IS PLAN ADMINISTRATOR
      A. The Employer shall be the Plan Administrator unless the managing body of the Employer designates a person or persons other than the Employer as the Plan Administrator and so notifies the Prototype Sponsor and the Trustee (or Custodian, if applicable). The Employer shall also be the Plan Administrator if the person or persons so designated cease to be the Plan Administrator.

      B. If the managing body of the Employer designates a person or persons other than the Employer as Plan Administrator, such person or persons shall serve at the pleasure of the Employer and shall serve pursuant to such procedures as such managing body may provide. Each such person shall be bonded as may be required by law.

8.02  POWERS AND DUTIES OF THE PLAN ADMINISTRATOR

      A. The Plan Administrator may, by appointment, allocate the duties of the Plan Administrator among several individuals or entities. Such appointments shall not be effective until the party designated accepts such appointment in writing.

      B. The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan. The Plan Administrator shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries in accordance with the specific terms of the Plan.

      C. The Plan Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the follow-ing:

         1. To determine all questions of interpretation or policy in a manner consistent with the Plan's documents and the Plan Administrator's construction or determination in good faith shall be conclusive and binding on all persons except as otherwise provided herein or by law. Any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Section 401(a) of the Code, as amended from time-to-time, and shall comply with the terms of ERISA, as amended from time-to-time;

         2. To determine all questions relating to the eligibility of Employees to become or remain Participants hereunder;

         3. To compute the amounts necessary or desirable to be contributed to the Plan;

         4. To compute the amount and kind of benefits to which a Participant or Beneficiary shall be entitled under the Plan and to direct the Trustee (or Custodian, if applicable) with respect to all disbursements under the Plan, and, when requested by the Trustee (or Custodian), to furnish the Trustee (or Custodian) with instructions, in writing, on matters pertaining to the Plan and the Trustee (or Custodian) may rely and act thereon;

         5. To maintain all records necessary for the administration of the Plan;

         6. To be responsible for preparing and filing such disclosure and tax forms as may be required from time-to-time by the Secretary of Labor or the Secretary of the Treasury; and

         7. To furnish each Employee, Participant or Beneficiary such notices, information and reports under such circumstances as may be required by law.

      D. The Plan Administrator shall have all of the powers necessary or appropriate to accomplish his duties under the Plan, including, but not limited to, the following:

         1. To appoint and retain such persons as may be necessary to carry out the functions of the Plan Administrator;

         2. To appoint and retain counsel, specialists or other persons as the Plan Administrator deems necessary or advisable in the administra-tion of the Plan;

         3. To resolve all questions of administration of the Plan;

         4. To establish such uniform and nondiscriminatory rules which it deems necessary to carry out the terms of the Plan;

         5. To make any adjustments in a uniform and nondiscriminatory manner which it deems necessary to correct any arithmetical or accounting errors which may have been made for any Plan Year; and

         6. To correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan.

8.03  EXPENSES AND COMPENSATION
      All reasonable expenses of administration including, but not limited to, those involved in retaining necessary professional assistance may be paid from the assets of the Fund. Alternatively, the Employer may, in its discretion, pay such expenses. The Employer shall furnish the Plan Administrator with such clerical and other assistance as the Plan Administrator may need in the performance of his duties.

8.04  INFORMATION FROM EMPLOYER
      To enable the Plan Administrator to perform his duties, the Employer shall


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      supply  full and  timely  information  to the Plan  Administrator  (or his designated agents) on all matters relating to the Compensation of all Participants, their regular employment, retirement, death, Disability or Termination of Employment, and such other pertinent facts as the Plan Administrator (or his agents) may require. The Plan Administrator shall advise the Trustee (or Custodian, if applicable) of such of the foregoing facts as may be pertinent to the Trustee's (or Custodian's) duties under the Plan. The Plan Administrator (or his agents) is entitled to rely on such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

SECTION NINE   AMENDMENT AND TERMINATION

9.01  RIGHT OF PROTOTYPE SPONSOR TO AMEND THE PLAN

       A. The Employer, by adopting the Plan, expressly delegates to the Prototype Sponsor the power, but no the duty, to amend the Plan without any further action or consent of the Employer as the Prototype Sponsor deems necessary for the purpose of adjusting the Plan to comply with all laws and regulations governing pension or profit sharing plans. Specifically, it is understood that the amendments may be made unilaterally by the Prototype Sponsor. However, it shall be understood that the Prototype Sponsor shall be under no obligation to amend the Plan documents and the Employer expressly waives any rights or claims against the Prototype Sponsor for not exercising this power to amend. For purposes of Prototype Sponsor amendments, the mass sub-mitter shall be recognized as the agent of the Prototype Sponsor. If the Prototype Sponsor does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

      B. An amendment by the Prototype Sponsor shall be accomplished by giving written notice to the Employer of the amendment to be made. The notice shall set forth the text of such amendment and the date such amendment is to be effective. Such amendment shall take effect unless within the 30 day period after such notice is provided, or within such shorter period as the notice may specify, the Employer gives the Prototype Sponsor written notice of refusal to consent to the amendment. Such written notice of refusal shall have the effect of withdrawing the Plan as a prototype plan and shall cause the Plan to be considered an individually designed plan. The right of the Prototype Sponsor to cause the Plan to be amended shall terminate should the Plan cease to conform as a prototype plan as provided in this or any other section.

9.02  RIGHT OF EMPLOYER TO AMEND THE PLAN


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      The  Employer  may (1)  change  the  choice  of  options  in the  Adoption
      Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, and (3) add certain
      model   amendments   published  by  the  Internal  Revenue  Service  which
      specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under
      Section 412(d) of the Code, will no longer participate in this prototype plan and will be considered to have an individually designed plan.

      An Employer who wishes to amend the Plan to change the options it has chosen in the Adoption Agreement must complete and deliver a new Adoption Agreement to the Prototype Sponsor and Trustee (or Custodian, if applicable). Such amendment shall become effective upon execution by the Employer and Trustee (or Custodian).

      The Employer further reserves the right to replace the Plan in its entirety by adopting another retirement plan which the Employer designates as a replacement plan.

9.03  LIMITATION ON POWER TO AMEND
      No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Individual Account may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a Par-ticipant's Individual Account or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested percentage (determined as of such date) of such Employee's Individual Account derived from Employer Contributions will not be less than the percentage computed under the Plan without regard to such amendment.

9.04  AMENDMENT OF VESTING SCHEDULE
      If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Partici-pant's Vested percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least 3 Years of Vesting Service with the Employer may elect, within the time set forth below, to have the Vested percentage computed under the Plan without regard to such amendment.


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      For  Participants  who do not have at least 1 Hour of  Service in any Plan
      Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Vesting Service" for "3 Years of Vesting Service" where such language appears.

      The Period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end the later of:

      A. 60 days after the amendment is adopted;
      B. 60 days after the amendment becomes effective; or
      C. 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

9.05  PERMANENCY
      The Employer expects to continue this Plan and make the necessary contributions thereto indefinitely, but such continuance and payment is not assumed as a contractual obligation. Neither the Adoption Agreement nor the Plan nor any amendment or modification thereof nor the making of contributions hereunder shall be construed as giving any Participant or any person whomsoever any legal or equitable right against the Employer, the Trustee (or Custodian, if applicable) the Plan Administrator or the Prototype Sponsor except as specifically provided herein, or as provided by law.

9.06  METHOD AND PROCEDURE FOR TERMINATION
      The Plan may be terminated by the Employer at any time by appropriate action of its managing body. Such termination shall be effective on the date specified by the Employer. The Plan shall terminate if the Employer shall be dissolved, terminated, or declared bankrupt. Written notice of the termination and effective date thereof shall be given to the Trustee (or Custodian), Plan Administrator, Prototype Sponsor, Participants and Beneficiaries of deceased Participants, and the required filings (such as the Form 5500 series and others) must be made with the Internal Revenue Service and any other regulatory body as required by current laws and regulations. Until all of the assets have been distributed from the Fund, the Employer must keep the Plan in compliance with current laws and regulations by (a) making appropriate amendments to the Plan and (b) taking such other measures as may be required.

9.07  CONTINUANCE OF PLAN BY SUCCESSOR EMPLOYER
      Notwithstanding the preceding Section 9.06, a successor of the Employer may continue the Plan and be substituted in the place of the present Employer. The successor and the present Employer (or, if deceased, the executor of the estate of a deceased Self-Employed Individual who was the

      Employer) must execute a written instrument authorizing such substitution and the successor must complete and sign a new plan document.

9.08  FAILURE OF PLAN QUALIFICATION
      If the Plan fails to retain its qualified status, the Plan will no longer be considered to be part of a prototype plan, and such Employer can no longer participate under this prototype. In such event, the Plan will be considered an individually designed plan.

SECTION TEN MISCELLANEOUS

10.01 STATE COMMUNITY PROPERTY LAWS
      The terms and conditions of this Plan shall be applicable without regard to the community property laws of any state.

10.02 HEADINGS
      The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10.03 GENDER AND NUMBER
      Whenever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

10.04 PLAN MERGER OR CONSOLIDATION
      In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of such Plan to, any other plan, each Participant shall be entitled to receive benefits immediately after the merger, consolidation, or transfer (if the Plan had then terminated) which are equal to or greater than the benefits he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). The Trustee (or Custodian) has the authority to enter into merger agreements or agreements to directly transfer the assets of this Plan but only if such agreements are made with trustees or custodians of other retirement plans described in Section 401(a) of the Code.

10.05 STANDARD OF FIDUCIARY CONDUCT
      The Employer, Plan Administrator, Trustee and any other fiduciary under this Plan shall discharge their duties with respect to this Plan solely in the interests of Participants and their Beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No fiduciary shall cause the Plan to engage in any transaction known as a "prohibited transaction" under ERISA.

10.06 GENERAL UNDERTAKING OF ALL PARTIES
      All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan and any of its provisions.

10.07 AGREEMENT BINDS HEIRS, ETC.
      This Plan shall be binding upon the heirs, executors, administrators, successors and assigns, as those terms shall apply to any and all parties hereto, present and future.

10.08 DETERMINATION OF TOP-HEAVY STATUS
      A. For any Plan Year beginning after December 31, 1983, this Plan is a Top-Heavy Plan if any of the following conditions exist:

         1. If the top-heavy ratio for this Plan exceeds 60% and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

         2. If this Plan is part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60%.

         3. If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60%.

            For purposes of this Section 10.08, the following terms shall have the meanings indicated below:

      B. Key Employee - Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the 10 largest interests in the Employer if such individual's compensation exceeds 100% of the dollar limitation under Section 415(c)
         (1)(A) of the Code, a 5% owner of the Employer, or a 1% owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or
         Section 403(b) of the Code. The determination period is the Plan Year containing the determination date and the 4 preceding Plan Years.

         The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

      C. Top-heavy ratio

         1. If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under
            Section 416 of the Code and the regulations thereunder.

         2. If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations there-under. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

         3. For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in
            Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a Prior Year, or (b) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

            The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

         4. Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         5. Required aggregation group: (a) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

         6. Determination date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

         7. Valuation date: For purposes of calculating the top-heavy ratio, the valuation date shall be the last day of each Plan Year.

         8. Present value: For purposes of establishing the "present value" of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified for this purpose in the defined benefit plan.

10.09 SPECIAL LIMITATIONS FOR OWNER-EMPLOYEES
      If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code for the employees of those trades or businesses.

      If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

      If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trade or business which is controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

      For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees, together:

      A. own the entire interest in a unincorporated trade or business, or

      B. in the case of a partnership, own more than 50% of either the capital interest or the profit interest in the partnership. For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employ-ees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

10.10 INALIENABILITY OF BENEFITS
      No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code.

      Generally, a domestic relations order cannot be a qualified domestic relations order until January 1, 1985. However, in the case of a domestic relations order entered before such date, the Plan Administrator:

      (1) shall treat such order as a qualified domestic relations order if such Plan Administrator is paying benefits pursuant to such order on such date, and

      (2) may treat any other such order entered before such date as a qualified domestic relations order even if such order does not meet the requirements of Section 414(p) of the Code.


#709 (1/94)                  1994 Universal Pensions, Inc., Brainerd, MN  56401